SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of Earliest Event Reported)    December 19, 2006

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada

0-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
Signatures

Item 8.01 — Other Events
     In December 2001, Nevada Power Company and Sierra Pacific Power Company (the “Nevada Companies”) filed ten complaints with the Federal Energy Regulatory Commission (“FERC”) against various power suppliers under Section 206 of the Federal Power Act. The Nevada Companies, along with other purchasers of power in the West, including Public Utility District No. 1 of Snohomish County Washington, Southern California Water Company and the Attorneys General of California and Nevada (collectively, the “Utilities”), sought price reduction of forward wholesale power purchase contracts entered into prior to the FERC mandated price caps imposed in June 2001 in reaction to the Western United States energy crisis. The Utilities contested the amounts paid for power actually delivered as well as termination claims for undelivered power against terminating suppliers.
     On June 26, 2003, the FERC dismissed the Utilities’ Section 206 complaints, stating that the Utilities had failed to satisfy their burden of proof under the strict public interest standard espoused in two Supreme Court cases and referred to as the Mobile-Sierra doctrine. On July 28, 2003, the Utilities filed a petition for rehearing, but the FERC reaffirmed its June 26, 2003 decision. The Utilities appealed this decision to the Ninth Circuit and oral argument was held on December 8, 2004.
     Today, the Ninth Circuit issued a ruling reversing the FERC’s decision and remanding to FERC the entire proceeding for reconsideration. The Ninth Circuit found that FERC’s analysis failed to take into account the “regulatory evolution” that has taken place since the Mobile and Sierra decisions and, therefore, did not “account for the circumstances in which it is the buyer rather than the seller that is challenging the existing contract.” Specifically, the Court held that FERC failed to engage in a proper analysis. On remand, FERC is required to apply the proper statutory standards to determine whether the Mobile-Sierra review of the challenged contracts is appropriate. If so, FERC is required to apply the form of that review specified by the Court. If, on remand, FERC determines that Mobile-Sierra review is not appropriate under the particular circumstances presented, then FERC is required to apply a full just and reasonable review to the challenged contracts.
     Power suppliers named in the original complaints were: Enron, Duke Energy Trading & Marketing, Reliant Energy Services, Inc., Morgan Stanley Capital Group (“Morgan Stanley”), El Paso Merchant Energy (now known as El Paso Marketing LP) (“El Paso”), Calpine Energy Services LP, Allegheny Energy Supply Company LLC, BP Energy Company, Mirant Americas Energy Marketing LP, and American Electric Power Service Organization. The Nevada Companies have negotiated settlements with Duke Energy Trading & Marketing, Reliant Energy Services, Inc., Morgan Stanley, El Paso, and Enron. In accordance with the Enron, Morgan Stanley, and El Paso settlement agreements, the Nevada Companies withdrew from further participation in the FERC 206 complaints (including any associated appeals) as against Enron, Morgan Stanley and El Paso. The Nevada Companies are analyzing the impact of today’s decision on the other settlements and on the complaints which were not settled.
     The Nevada Companies are unable to predict the outcome of any further appellate proceedings that may intervene before remand.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: December 19, 2006	By:	/s/ Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and Chief Financial Officer

Nevada Power Company (Registrant)
Date: December 19, 2006	By:	/s/ Michael W. Yackira
Michael W. Yackira
Executive Vice President and Chief Financial Officer

Sierra Pacific Power Company (Registrant)
Date: December 19, 2006	By:	/s/ Michael W. Yackira
Michael W. Yackira
Executive Vice President and Chief Financial Officer